UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2011

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California	000-25020	77-0388249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-369-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), issued a press release on September 7, 2011, announcing that the Company's President and Chief Executive Officer and the Bank's Chief Executive Officer, Lawrence P. Ward, will complete his previously announced retirement from the foregoing management positions on September 9, 2011. Mr. Ward will continue to serve as a member of the Board of Directors of the Company and Bank after he retires.

(c) & (d) The Company also announced that Simone Lagomarsino, age 49, was appointed to the position of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, effective September 10, 2011. Ms. Lagomarsino's banking career includes Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer positions at a variety of community and regional financial institutions ranging in size from $30 Million to $60 Billion in assets. Specifically, since January 2010 to present, Ms. Lagomarsino provided consulting services to several financial firms, including consulting with respect to development and implementation of strategic plans and acting as a strategic advisor to boards and management. From June 2006 to January 2010, Ms. Lagomarsino was the President and Chief Executive Officer of Kinecta Federal Credit Union. Prior to that, Ms. Lagomarsino held executive positions at Hawthorne Financial Corporation, Warner Center Bank, Ventura County National Bank, First Plus Bank and Imperial Financial Group.

The terms of Ms. Lagomarsino's employment arrangement with the Bank provide that she will: (i) earn an initial annual salary of $400,000, (ii) receive a relocation allowance of $45,000, (iii) receive a restricted stock grant with a fair value up to $200,000 and a three-year vesting schedule, subject to TARP requirements, (iv) be eligible to participate in the Bank's bank owned life insurance funded Salary Continuation Plan provided to executive level officers, (v) be eligible to participate in the Bank's Employee Stock Ownership Plan, (vi) be eligible to participate in the Bank's 401(k) Plan, (vi) be provided a Bank owned or leased vehicle, and (viii) be eligible to participate in the Bank's other general employee benefits available to Company and Bank employees.

Additionally, following a review of Ms. Lagomarsino under the Company's corporate governance policies, the Board of Directors determined to add Ms. Lagomarsino to both the Company and Bank Boards of Directors, effective September 10, 2011.

The Bank recently received all required regulatory approvals and/or non-objections to the appointment of Ms. Lagomarsino as outlined above. The Company is awaiting final regulatory approval, which it expects to receive shortly.

The Company issued a press release announcing Mr. Ward's retirement and Ms. Lagomarsino's appointment on September 7, 2011. A copy of the press release is attached to this 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated September 7, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp (Registrant)
September 7, 2011 (Date)	/s/ LAWRENCE P. WARD Lawrence P. Ward Chief Executive Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 7, 2011